SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2014
AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 658-7470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

On March 11, 2014, the rehabilitator of the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) informed Ambac Financial Group, Inc. (“Ambac”) that the United States Internal Revenue Service issued favorable rulings on March 10, 2014, related to certain tax issues associated with potential amendments to the rehabilitation plan for the Segregated Account (the “Rehabilitation Plan”). Accordingly, Ambac expects the Wisconsin Commissioner of Insurance, acting in his capacity as rehabilitator of the Segregated Account, to pursue the implementation of amendments to the Rehabilitation Plan whereby instead of surplus notes being issued with respect to the unpaid balance of permitted policy claims, as provided for in the current Rehabilitation Plan, such balances would continue to be recorded by the Segregated Account as outstanding policy obligations which would accrue interest from the first date on which a portion of such permitted policy claim is (or was) paid until such outstanding policy obligations are paid in full. Such amendments will likely provide that interest on the unpaid portion of permitted policy claims be accrued generally at an effective rate of 5.1%, compounded annually.  Such amendments to the Rehabilitation Plan will require the approval of the Circuit Court for Dane County, Wisconsin, which is overseeing the Segregated Account rehabilitation proceedings. The timing and likelihood of such amendments to the Rehabilitation Plan are presently unclear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: March 13, 2014
	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel